Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Ben Yan, the President and Chief Executive Officer of Sino Fibre Communications, Inc. hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his knowledge, the Annual Report on Form 10-KSB of Sino Fibre Communications, Inc., for the year ended December 31, 2007, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in the Annual Report on Form 10-KSB fairly presents in all material respects the financial condition and results of operations of Sino Fibre Communications, Inc.

Date: April 22, 2008

/s/ Ben Yan
Ben Yan
President and Chief Executive Officer
(Principal Executive Officer and
Principal Accounting Officer)

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appear in typed form within the electronic version of this written statement required by Section 906, has been provided to Sino Fibre Communications, Inc. and will be retained by Sino Fibre Communications, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.